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                                                                     EXHIBIT 4.4

                       WARRANT FOR PURCHASE OF SHARES OF
                                  COMMON STOCK
                                       OF
                           ATRIX INTERNATIONAL, INC.

                               September 30, 1995


               For value received, ___________________ (the "Holder"), is entitled to purchase from Atrix International, Inc., a Minnesota corporation (the "Company"), on or before September 30, 2000, ________ fully paid and nonassessable shares of the Company's Common Stock, $.01 par value (such class of stock being hereinafter referred to as the "Common Stock" and such Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Stock"), at an exercise price equal to $.75 per share.

               This Warrant is issued by the Company in connection with the Private Placement Memorandum dated September 13, 1995 (the "Offering Memorandum").

               This Warrant is subject to the following provisions, terms and conditions:

               1. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share), by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it, by cash, certified check or bank draft, of the warrant exercise price for such shares. In addition, the Holder may elect to pay the full purchase price by receiving a number of shares of Common Stock computed using the following formula:

               X = Y(A-B)
                   ------
                      A
     Where:          X =  the number of shares of Common Stock to be issued to
                          the Holder.

                     Y = the number of shares of Common Stock as to which this Warrant is being exercised.

                     A =  the Fair Market Value of one share of Common Stock.

                     B =  Warrant exercise price.

          For purposes of this Section 1, "Fair Market Value" means, with respect to the Company's Common Stock, as of any date:

               (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the reported closing price of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no shares were traded on such date, as of the next preceding day on which there was such a trade); or


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               (b) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market or on the NASDAQ SmallCap Market are reported by NASDAQ or National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by NASDAQ, or, if not so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting service); or

               (c) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported on the NASDAQ SmallCap Market by NASDAQ or National Quotation Bureau, Inc. (or any comparable reporting service), such price as the Company's Board of Directors determines in good faith in the exercise of its reasonable discretion.

          The Company agrees that the Warrant Stock so purchased shall be and is deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Stock as aforesaid. Certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder within 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for shares of Warrant Stock, except in accordance with the provisions and subject to the limitations of Paragraph 5 below.

          2. The Company covenants and agrees that all shares of Warrant Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          3.   The foregoing provisions are, however, subject to the following:

               (a) The Warrant exercise price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant exercise price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant exercise price resulting from such adjustment, the number of shares obtained by multiplying the Warrant exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant exercise price resulting from such adjustment.

               (b) In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant exercise price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Warrant exercise price in effect immediately prior to such combination shall be proportionately increased.


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               (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Warrant and had received upon exercise of this Warrant the Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

               (d) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Paragraphs 3(b) or 3(c), but which should result in an adjustment in the Warrant exercise price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

               (e) Upon any adjustment of the Warrant exercise price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          4. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

          5.   The Holder, by acceptance hereof, represents and warrants that:

               (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution; and

               (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (y) the Company will not accept the exercise of this Warrant or issue certificates for shares of Warrant Stock and (z) neither this Warrant nor any shares of Warrant Stock may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to

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          be so transferred or to whom Warrant Stock is to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any shares of Warrant Stock shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any shares of Warrant Stock of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

          6. (a) If at any time during the period ending on the date 5 years after the date of this Warrant the Company proposes to register any shares of its Common Stock under the Securities Act of 1933, the Company shall give to all registered holders of this Warrant and the holders of any Warrant Stock written notice of its intention in that regard and use its best efforts to effect the registration under such Act, if such registration is permissible, of such Warrant Stock as may be specified by written notice from any of such holders delivered to the Company within 20 days after such notice is given (which notice shall be deemed to have been given upon the deposit thereof in first-class or express U.S. mail, postage pre-paid, addressed to each holder at the address of such holder as shown in the books of the Company); provided, however, that (i) the Company shall not be required to include any such Warrant Stock in any such registration for any holder who is able to sell during a period of six months or less all Warrant Stock owned by such holder (or issuable to such holder upon exercise of this Warrant) pursuant to Rule 144 under the Securities Act of 1933 (or any similar rule or regulation); (ii) the Company shall not be required to include this Warrant in any such registration; (iii) the Company shall not be required to give such notice with respect to, or to include such Warrant Stock in, any such registration which is primarily (A) a registration of a stock option plan or other employee benefit plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (iv) the Company shall not be required to give such notice with respect to, or to include such Warrant Stock in, any such registration which is at the request or demand of any holder or holders of its securities having contractual registration rights; (v) the Company shall not be required to include in any such registration any securities previously duly registered under the Securities Act of 1933; (vi) the Company may, in its sole discretion, withdraw any such registration statement and abandon the proposed offering in which any such holder had requested to participate; (vii) if the offering to which the registration statement relates is to be distributed by or through an underwriter, each such holder shall agree, as a condition to the inclusion of such holder's Warrant Stock in such registration, to sell the Warrant Stock held by such holder through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company and not to sell, transfer, pledge, assign or otherwise dispose of any Warrant Stock not sold by such holder in such offering for such period (up to 180 days after the effective date of the registration statement) as may be required by the underwriter; and (viii) if the offering to which the registration statement relates is to be distributed by or through an underwriter and a greater number of securities is offered for participation in the proposed underwriting than in the opinion of the Company's underwriter can be accommodated without significantly adversely affecting the proposed underwriting, the amount of such securities otherwise to be included in the underwritten offering on behalf

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          of all persons other than the Company may be reduced pro rata, in accordance with the securities proposed to be sold by each such holder, or may be eliminated entirely from such underwritten public offering.

               (b) On a one-time basis, if at any time during the period ending on September 30, 2000, the Company shall receive a written request there for from the record holder or holders of an aggregate of more than 50% of the aggregate of all shares of Common Stock which have been or could be issued upon exercise of this Warrant and all other warrants of like tenor issued in connection with the Offering Memorandum and have not then been the subject of any registration pursuant hereto (the "Purchased Stock"), the Company shall prepare and file a registration statement under the Securities Act of 1933 covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be entitled to delay filing any registration statement requested pursuant to this Paragraph 6(b) in the event that, in the reasonable judgment of the Company's Board of Directors, such filing would interfere with any transaction then contemplated by the Company; provided, however, that no such delay shall exceed six months in duration.

               (c) The costs and expenses of any registration pursuant to this Paragraph 6, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company shall be borne entirely by the Company; provided, however, that any holders participating in such registration shall bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration.

               (d) In the event of any registration of a security pursuant to this Paragraph 6, the Company shall indemnify each such holder, its officers and directors and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act of 1933 against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein.

               The obligations of the Company to register any of its securities in accordance with the foregoing shall be subject to the condition that each holder shall agree in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, and each underwriter of the Warrant Stock so registered, and each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act of 1933, with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in

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          reliance upon and in conformity with information furnished in writing by such holder to the Company expressly for use in such registration statement or prospectus.

               (e) The Company shall, at its expense, also take reasonable measures to qualify the Warrant Stock included in any registration statement pursuant to Paragraph 6 for sale under applicable blue sky laws.

               (f) Upon the exercise of registration rights pursuant to this Paragraph 6, each holder agrees to supply the Company with such information as may be required by the Company to register or qualify such Warrant Stock.

          7. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

          8. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.


                                         ATRIX INTERNATIONAL, INC.


                                         By_________________________________

                                         Its________________________________



     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



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